UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 7, 2010

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 7, 2010, Thomas Group, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) confirming that the Company has regained compliance with NASDAQ’s minimum $1.00 per share bid price requirement after evidencing a closing bid price for its common stock of $1.00 per share or more for ten consecutive trading days, from August 23, 2010 to September 3, 2010.  The NASDAQ letter further stated that the Company currently meets the other applicable standards for NASDAQ listing, and that the NASDAQ Listing Qualifications Hearings Panel has determined to continue the listing of the Company’s common stock on The Nasdaq Stock Market.

On September 7, 2010, the Company issued a press release regarding this matter.  A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC.

Date: September 9, 2010	By:	/s/ FRANK W. TILLEY
Frank W. Tilley,
Chief Financial Officer and Vice President